UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2008, the Board of Directors (the “Board”) of Morgans Hotel Group Co. (the “Company”) resolved to amend the Stockholder Protection Rights Agreement, dated October 9, 2007 (the “Rights Agreement”), between the Company and Mellon Investors Services LLC, as Rights Agent, to extend the date on which the Rights Agreement will expire from October 9, 2008 to October 9, 2009 (assuming there is no earlier redemption or triggering of the rights). The terms of the Rights Agreement provide that the Board may amend the agreement in any respect without shareholder approval at any time before a triggering event. The Rights Agreement is otherwise unchanged.

A copy of the Company’s press release announcing, among other things, the amendment to the Rights Agreement (the “Amendment”) is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 3.03. Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on July 25, 2008, the Board increased its size from seven to ten members and appointed David J. Moore, Deepak Chopra and Marc Gordon, the Company’s Chief Investment Officer and Executive Vice President, Capital Markets, to fill the newly created directorships on the Board, effective immediately. In connection with their appointments to the Board, Mr. Moore was appointed to serve on the Audit Committee of the Board, and Mr. Chopra was appointed to serve on the Corporate Governance and Nominating Committee of the Board, which committee was expanded by the Board to four members.

There is no arrangement or understanding between either Messrs. Moore or Chopra and any other persons pursuant to which either of them was selected as director of the Company. Mr. Gordon was appointed to the Board, in part, in consideration of his Amended and Restated Employment Agreement, effective as of April 1, 2008, which provides that the Company shall recommend Mr. Gordon’s addition as a director upon the expansion of the Board to include additional independent directors.

In addition, there is no transaction between either Messrs. Moore or Chopra and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. With respect to Mr. Gordon, see the section entitled “Certain Relationships and Related Transactions—Debt Guarantees” from the Company’s proxy statement, filed on April 11, 2008 with the Securities and Exchange Commission, which section is incorporated herein by reference.

A copy of the Company’s press release announcing, among other things, the expansion of the Board and the appointments of Messrs. Moore, Chopra and Gordon is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Amendment to Stockholder Protection Rights Agreement, dated as of July 25, 2008, between the Company and Mellon Investor Services LLC, as Rights Agent.

99.1	Press release issued by Morgans Hotel Group Co. dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: July 29, 2008	By:	/s/ Richard Szymanski
Richard Szymanski Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to the Stockholder Protection Rights Agreement, dated July 25, 2008, between the Company and Mellon Investor Services LLC, as Rights Agent.

99.1	Press release issued by Morgans Hotel Group Co. dated July 25, 2008.